6

Exhibit 99.2

KELLY SERVICES, INC. AND SUBSIDIARIES

2005 RESULTS OF OPERATIONS

(In thousands of dollars except per share data)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Revenue from services	$1,238,416	$1,302,593	$1,335,736	$1,374,967	$5,251,712
Cost of services	1,036,358	1,090,446	1,119,730	1,156,084	4,402,618

Gross profit	202,058	212,147	216,006	218,883	849,094
Selling, general and administrative expenses	196,516	199,343	199,733	202,221	797,813

Earnings from operations	5,542	12,804	16,273	16,662	51,281
Other income (expense), net	(35)	(152)	10	(10)	(187)

Earnings from continuing operations before taxes	5,507	12,652	16,283	16,652	51,094
Income taxes	1,908	3,811	4,254	4,840	14,813

Earnings from continuing operations	3,599	8,841	12,029	11,812	36,281
Earnings from discontinued operations, net of tax	339	492	646	1,505	2,982

Net earnings	$3,938	$9,333	$12,675	$13,317	$39,263

Basic earnings per share
Earnings from continuing operations	$0.10	$0.25	$0.33	$0.33	$1.02
Earnings from discontinued operations	0.01	0.01	0.02	0.04	0.08

Net earnings	$0.11	$0.26	$0.35	$0.37	$1.10

Diluted earnings per share
Earnings from continuing operations	$0.10	$0.25	$0.33	$0.33	$1.01
Earnings from discontinued operations	0.01	0.01	0.02	0.04	0.08

Net earnings	$0.11	$0.26	$0.35	$0.37	$1.09